Exhibit 99.1
Caterpillar Inc.
3Q 2026 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports Third-Quarter 2026 Results

	Third Quarter
($ in billions except profit per share)	2026	2025
Sales and Revenues	$20.7	$17.6
Profit Per Share	$7.13	$4.88
Adjusted Profit Per Share	$7.20	$4.95

Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 12 and 13.

●	Third-quarter 2026 sales and revenues increased 17% to $20.7 billion
●	Third-quarter 2026 profit per share of $7.13; adjusted profit per share of $7.20
●	Deployed $2.0 billion of cash for share repurchases and dividends in the third quarter

IRVING, Texas, Oct. 29, 2026 – Caterpillar Inc. (NYSE: CAT) announced third-quarter 2026 results.
“Our third-quarter results reflect the durability of our end markets, with strong order rates and a record backlog,” said Caterpillar Chairman and CEO Joe Creed. “Our team continues to execute our strategic priorities in a dynamic environment, positioning us for a strong year while delivering long-term value for our customers and shareholders.”
Sales and revenues for the third quarter of 2026 were $20.7 billion, a 17% increase compared with $17.6 billion in the third quarter of 2025. The increase was primarily due to higher sales volume of $2.2 billion and favorable price realization of $663 million.
Operating profit margin was 20.4% for the third quarter of 2026, compared with 17.3% for the third quarter of 2025. Adjusted operating profit margin was 20.6% for the third quarter of 2026, compared with 17.5% for the third quarter of 2025. Third-quarter 2026 profit per share was $7.13, compared with third-quarter 2025 profit per share of $4.88. Adjusted profit per share in the third quarter of 2026 was $7.20, compared with third-quarter 2025 adjusted profit per share of $4.95. For the third quarter of 2026 and 2025, adjusted operating profit margin and adjusted profit per share excluded restructuring costs.
For the third quarter of 2026, enterprise operating cash flow was $4.4 billion, and the company ended the third quarter with $7.9 billion of enterprise cash. In the quarter, the company deployed $1.2 billion of cash for repurchases of Caterpillar common stock and $0.7 billion of cash for dividends.
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the third quarter of 2025 (at left) and the third quarter of 2026 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the third quarter of 2026 were $20.682 billion, an increase of $3.044 billion, or 17%, compared with $17.638 billion in the third quarter of 2025. The increase was primarily due to higher sales volume of $2.2 billion and favorable price realization of $663 million. Higher sales volume was mainly driven by higher sales of equipment to end users.
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Third Quarter 2025	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Third Quarter 2026	$ Change	% Change

Power & Energy	$7,463	$879	$216	$12	$214	$8,784	$1,321	18%
Construction Industries	6,760	874	349	2	(2)	7,983	1,223	18%
Resource Industries	3,999	478	96	40	2	4,615	616	15%
All Other Segment	73	5	—	—	(6)	72	(1)	(1%)
Corporate Items and Eliminations	(1,569)	(29)	2	4	(208)	(1,800)	(231)
Machinery, Power & Energy	16,726	2,207	663	58	—	19,654	2,928	18%

Financial Products Segment	1,076	—	—	—	101	1,177	101	9%
Corporate Items and Eliminations	(164)	—	—	—	15	(149)	15
Financial Products Revenues	912	—	—	—	116	1,028	116	13%

Consolidated Sales and Revenues	$17,638	$2,207	$663	$58	$116	$20,682	$3,044	17%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Third Quarter 2026
Power & Energy	$4,395	26%	$435	(12%)	$1,580	22%	$878	(4%)	$7,288	18%	$1,496	17%	$8,784	18%
Construction Industries	4,796	23%	825	26%	1,366	12%	925	2%	7,912	18%	71	(3%)	7,983	18%
Resource Industries	2,180	27%	759	25%	674	10%	916	(6%)	4,529	16%	86	2%	4,615	15%
All Other Segment	9	80%	—	—%	3	50%	3	—%	15	50%	57	(10%)	72	(1%)
Corporate Items and Eliminations	(81)		2		(4)		(7)		(90)		(1,710)		(1,800)
Machinery, Power & Energy	11,299	25%	2,021	15%	3,619	16%	2,715	(3%)	19,654	18%	—	—%	19,654	18%

Financial Products Segment	780	8%	132	12%	142	9%	123	16%	1,177	9%	—	—%	1,177	9%
Corporate Items and Eliminations	(62)		(29)		(33)		(25)		(149)		—		(149)
Financial Products Revenues	718	15%	103	12%	109	2%	98	13%	1,028	13%	—	—%	1,028	13%

Consolidated Sales and Revenues	$12,017	24%	$2,124	15%	$3,728	15%	$2,813	(2%)	$20,682	17%	$—	—%	$20,682	17%

Third Quarter 2025
Power & Energy	$3,478		$496		$1,296		$911		$6,181		$1,282		$7,463
Construction Industries	3,912		654		1,217		904		6,687		73		6,760
Resource Industries	1,721		605		612		977		3,915		84		3,999
All Other Segment	5		—		2		3		10		63		73
Corporate Items and Eliminations	(61)		3		(3)		(6)		(67)		(1,502)		(1,569)
Machinery, Power & Energy	9,055		1,758		3,124		2,789		16,726		—		16,726

Financial Products Segment	722		118		130		106		1,076		—		1,076
Corporate Items and Eliminations	(96)		(26)		(23)		(19)		(164)		—		(164)
Financial Products Revenues	626		92		107		87		912		—		912

Consolidated Sales and Revenues	$9,681		$1,850		$3,231		$2,876		$17,638		$—		$17,638

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the third quarter of 2025 (at left) and the third quarter of 2026 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Power & Energy’s other operating (income) expenses.
Operating profit for the third quarter of 2026 was $4.214 billion, an increase of $1.162 billion, or 38%, compared with $3.052 billion in the third quarter of 2025. The increase was primarily due to the profit impact of higher sales volume.
Operating profit in the third quarter of 2026 included $128 million of International Emergency Economic Power Act (IEEPA) tariff recoveries.

Profit (Loss) by Segment
(Millions of dollars)	Third Quarter 2026	Third Quarter 2025	$ Change	% Change
Power & Energy	$2,143	$1,633	$510	31%
Construction Industries	1,831	1,377	454	33%
Resource Industries	622	544	78	14%
All Other Segment	(2)	(6)	4	67%
Corporate Items and Eliminations	(450)	(546)	96
Machinery, Power & Energy	4,144	3,002	1,142	38%

Financial Products Segment	264	241	23	10%
Corporate Items and Eliminations	(3)	(38)	35
Financial Products	261	203	58	29%

Consolidating Adjustments	(191)	(153)	(38)

Consolidated Operating Profit	$4,214	$3,052	$1,162	38%

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Other Profit/Loss and Tax Items
•Other income (expense) in the third quarter of 2026 was income of $135 million, compared with income of $208 million in the third quarter of 2025. The change was primarily driven by unfavorable impacts from total return swap contracts, partially offset by favorable impacts from commodity hedges.
•The effective tax rate for the third quarter of 2026 was 22.9% compared to 26.7% for the third quarter of 2025. Excluding the discrete items discussed below, the global estimated annual effective tax rate was 23.0% for the third quarter of 2026, compared with 24.0% for the third quarter of 2025.
A discrete tax benefit of $3 million was recorded in the third quarter of 2026, compared with a $10 million benefit in the third quarter of 2025, for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense.
In the third quarter of 2025, the company also recorded a $54 million charge for an increase in the global estimated annual effective tax rate through the first six months and a discrete tax charge of $41 million to reflect changes in estimates related to prior years.
Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 12 and 13.
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POWER & ENERGY
(Millions of dollars)
Segment Sales
	Third Quarter 2025	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2026	$ Change	% Change
Total Sales	$7,463	$879	$216		$12	$214	$8,784	$1,321	18%

Sales by Application
	Third Quarter 2026	Third Quarter 2025	$ Change		% Change
Power Generation	$3,421	$2,634	$787		30%
Oil and Gas	2,236	1,979	257		13%
Industrial	1,631	1,568	63		4%
External Sales	7,288	6,181	1,107		18%
Inter-segment	1,496	1,282	214		17%
Total Sales	$8,784	$7,463	$1,321		18%

Segment Profit
	Third Quarter 2026	Third Quarter 2025	Change		% Change
Segment Profit	$2,143	$1,633	$510		31%
Segment Profit Margin	24.4%	21.9%	2.5	pts

Power & Energy’s total sales were $8.784 billion in the third quarter of 2026, an increase of $1.321 billion, or 18%, compared with $7.463 billion in the third quarter of 2025. The increase was primarily due to higher sales volume of $879 million and favorable price realization of $216 million.
•Power Generation – Sales increased mainly in turbines and turbine-related services and in large reciprocating engines, primarily in data center applications.
•Oil and Gas – Sales increased primarily in reciprocating engine aftermarket parts and in reciprocating engines used in gas compression applications. Sales also increased in turbines and turbine-related services.
•Industrial – Sales increased mainly in North America.
Power & Energy’s segment profit was $2.143 billion in the third quarter of 2026, an increase of $510 million, or 31%, compared with $1.633 billion in the third quarter of 2025. The increase was mainly due to the profit impact of higher sales volume.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2025	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2026	$ Change	% Change
Total Sales	$6,760	$874	$349		$2	$(2)	$7,983	$1,223	18%

Sales by Geographic Region
	Third Quarter 2026	Third Quarter 2025	$ Change		% Change
North America	$4,796	$3,912	$884		23%
Latin America	825	654	171		26%
EAME	1,366	1,217	149		12%
Asia/Pacific	925	904	21		2%
External Sales	7,912	6,687	1,225		18%
Inter-segment	71	73	(2)		(3%)
Total Sales	$7,983	$6,760	$1,223		18%

Segment Profit
	Third Quarter 2026	Third Quarter 2025	Change		% Change
Segment Profit	$1,831	$1,377	$454		33%
Segment Profit Margin	22.9%	20.4%	2.5	pts

Construction Industries’ total sales were $7.983 billion in the third quarter of 2026, an increase of $1.223 billion, or 18%, compared with $6.760 billion in the third quarter of 2025. The increase in sales was mainly due to higher sales volume of $874 million and favorable price realization of $349 million. Higher sales volume was primarily driven by higher sales of equipment to end users.
•In North America, sales increased due to higher sales volume and favorable price realization. Higher sales volume was mainly driven by higher sales of equipment to end users.
•Sales increased in Latin America mainly due to higher sales volume. Higher sales volume was primarily driven by the impact from changes in dealer inventories.
•In EAME, sales increased primarily due to favorable price realization and higher sales volume. Higher sales volume was mainly driven by higher sales of equipment to end users.
•Sales increased in Asia/Pacific due to higher sales volume, partially offset by unfavorable price realization and unfavorable currency impacts primarily related to the Japanese yen. Higher sales volume was mainly driven by the impact from changes in dealer inventories.
Construction Industries’ segment profit was $1.831 billion in the third quarter of 2026, an increase of $454 million, or 33%, compared with $1.377 billion in the third quarter of 2025. The increase was primarily due to the profit impact of higher sales volume of $356 million and favorable price realization of $349 million, partially offset by unfavorable manufacturing costs of $252 million. Unfavorable manufacturing costs included the impact of higher freight.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2025	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2026	$ Change	% Change
Total Sales	$3,999	$478	$96		$40	$2	$4,615	$616	15%

Sales by Industry
	Third Quarter 2026	Third Quarter 2025	$ Change		% Change
Mining, HC and Q&A*	$3,697	$3,036	$661		22%
Rail	832	879	(47)		(5%)
External Sales	4,529	3,915	614		16%
Inter-segment	86	84	2		2%
Total Sales	$4,615	$3,999	$616		15%
*Heavy Construction and Quarry & Aggregates (HC and Q&A)
Segment Profit
	Third Quarter 2026	Third Quarter 2025	Change		% Change
Segment Profit	$622	$544	$78		14%
Segment Profit Margin	13.5%	13.6%	(0.1	pts)

Resource Industries’ total sales were $4.615 billion in the third quarter of 2026, an increase of $616 million, or 15%, compared with $3.999 billion in the third quarter of 2025. The increase was primarily due to higher sales volume of $478 million and favorable price realization of $96 million.
•Mining, Heavy Construction and Quarry & Aggregates – Sales increased primarily due to the impact from changes in dealer inventories.
•Rail – Sales decreased primarily due to lower international locomotive deliveries, partially offset by an increase in rail services.
Resource Industries’ segment profit was $622 million in the third quarter of 2026, an increase of $78 million, or 14%, compared with $544 million in the third quarter of 2025. The increase was mainly due to the profit impact of higher sales volume of $181 million and favorable price realization of $96 million, partially offset by unfavorable manufacturing costs of $208 million. Unfavorable manufacturing costs primarily reflected higher material costs, including tariffs.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Third Quarter 2026	Third Quarter 2025	$ Change	% Change
North America	$780	$722	$58	8%
Latin America	132	118	14	12%
EAME	142	130	12	9%
Asia/Pacific	123	106	17	16%
Total Revenues	$1,177	$1,076	$101	9%

Segment Profit
	Third Quarter 2026	Third Quarter 2025	Change	% Change
Segment Profit	$264	$241	$23	10%

Financial Products’ segment revenues were $1.177 billion in the third quarter of 2026, an increase of $101 million, or 9%, compared with $1.076 billion in the third quarter of 2025. The increase was primarily due to a favorable impact from higher average earning assets of $125 million across all regions, partially offset by an unfavorable impact from lower average financing rates of $38 million across all regions except Asia/Pacific.
Financial Products’ segment profit was $264 million in the third quarter of 2026, an increase of $23 million, or 10%, compared with $241 million in the third quarter of 2025. The increase was mainly due to a favorable impact from higher average earning assets of $52 million, partially offset by higher provision for credit losses at Cat Financial of $34 million.
At the end of the third quarter of 2026, past dues at Cat Financial were 1.31%, compared with 1.47% at the end of the third quarter of 2025. Write-offs, net of recoveries, were $28 million for the third quarter of 2026 compared with $40 million for the third quarter of 2025. As of September 30, 2026, Cat Financial's allowance for credit losses totaled $332 million, or 0.91% of finance receivables, compared with $294 million, or 0.84% of finance receivables at June 30, 2026. The allowance for credit losses at year-end 2025 was $284 million, or 0.86% of finance receivables.

Corporate Items and Eliminations
Expense for corporate items and eliminations was $453 million in the third quarter of 2026, a decrease of $131 million from the third quarter of 2025. This decrease was primarily due to a favorable change in fair value adjustments related to deferred compensation plans.
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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Thursday, Oct. 29, 2026.
iii.Information on non-GAAP financial measures is included in the appendix on pages 12 and 13.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Thursday, Oct. 29, 2026, to discuss its 2026 third-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
For more than a century, Caterpillar has built a better, more sustainable world. With 2025 sales and revenues of $67.6 billion, Caterpillar Inc. is shaping the future as the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Backed by one of the largest independent global dealer networks and financing services through Cat Financial, the company’s primary business segments: Power & Energy, Construction Industries and Resource Industries are solving customers’ toughest challenges through commercial excellence and advanced technology, driven by a highly skilled, dedicated global team. Learn more at caterpillar.com.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Alex Kapper, +1 773-250-2227 or Kapper_Alex@cat.com

Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of one significant item in order for the company’s results to be meaningful to readers. This item consists of (i) restructuring costs. The company does not consider this item indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2026, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Profit	Profit per Share

Three Months Ended September 30, 2026 - U.S. GAAP	$4,214	20.4%	$4,220	$968	$3,287	$7.13
Restructuring costs	41	0.2%	41	9	32	0.07
Three Months Ended September 30, 2026 - Adjusted	$4,255	20.6%	$4,261	$977	$3,319	$7.20

Three Months Ended September 30, 2025 - U.S. GAAP	$3,052	17.3%	$3,127	$836	$2,300	$4.88
Restructuring costs	37	0.2%	37	9	28	0.07
Three Months Ended September 30, 2025 - Adjusted	$3,089	17.5%	$3,164	$845	$2,328	$4.95

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The company believes it is important to separately disclose the annual effective tax rate, excluding discrete items for the results to be meaningful to readers. The annual effective tax rate is discussed using non-GAAP financial measures that exclude the effects of amounts associated with discrete items recorded fully in the quarter they occur. For the three months ended September 30, 2026 and 2025, these items consist of (i) the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense, (ii) the increase in the annual effective tax rate in 2025 and (iii) the impact of changes in estimates related to prior years in 2025. The company believes the non-GAAP measures will provide investors with useful perspective on underlying business results and trends and aids with assessing the company's period-over-period results.
A reconciliation of the effective tax rate to annual effective tax rate, excluding discrete items is below:

(Dollars in millions)	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate

Three Months Ended September 30, 2026 - U.S. GAAP	$4,220	968	22.9%
Excess stock-based compensation	—	3
Annual effective tax rate, excluding discrete items	$4,220	$971	23.0%
Excess stock-based compensation	—	(3)
Restructuring costs	41	9

Three Months Ended September 30, 2026 - Adjusted	$4,261	$977

Three Months Ended September 30, 2025 - U.S. GAAP	$3,127	$836	26.7%
Increase in annual effective tax rate	—	(54)
Changes in estimates related to prior years	—	(41)
Excess stock-based compensation	—	10
Annual effective tax rate, excluding discrete items	$3,127	$751	24.0%

Increase in annual effective tax rate	—	54
Changes in estimates related to prior years	—	41
Excess stock-based compensation	—	(10)
Restructuring costs	37	9

Three Months Ended September 30, 2025 - Adjusted	$3,164	$845

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Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Power & Energy (MP&E) – The company defines MP&E as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. MP&E’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between MP&E and Financial Products.
The nature of the MP&E and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 15 to 25 reconcile MP&E and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Sales and revenues:
Sales of Machinery, Power & Energy	$19,654	$16,726	$55,708	$45,778
Revenues of Financial Products	1,028	912	2,932	2,678
Total sales and revenues	20,682	17,638	58,640	48,456

Operating costs:
Cost of goods sold	13,332	11,673	37,419	31,445
Selling, general and administrative expenses	1,797	1,822	5,631	5,109
Research and development expenses	596	555	1,749	1,586
Interest expense of Financial Products	384	346	1,091	1,008
Other operating (income) expenses	359	190	1,156	817
Total operating costs	16,468	14,586	47,046	39,965

Operating profit	4,214	3,052	11,594	8,491

Interest expense excluding Financial Products	129	133	398	375
Other income (expense)	135	208	793	399

Consolidated profit before taxes	4,220	3,127	11,989	8,515

Provision (benefit) for income taxes	968	836	2,693	2,056
Profit of consolidated companies	3,252	2,291	9,296	6,459

Equity in profit (loss) of unconsolidated affiliated companies	34	8	131	22

Profit of consolidated and affiliated companies	3,286	2,299	9,427	6,481

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	(2)	(1)

Profit [1]	$3,287	$2,300	$9,429	$6,482

Profit per common share	$7.16	$4.91	$20.45	$13.76
Profit per common share — diluted [2]	$7.13	$4.88	$20.36	$13.69

Weighted-average common shares outstanding (millions)
– Basic	459.1	468.6	461.0	471.3
– Diluted [2]	460.9	470.8	463.2	473.4

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$7,929	$9,980
Receivables – trade and other	13,440	10,920
Receivables – finance	11,051	10,649
Prepaid expenses and other current assets	3,200	2,801
Inventories	22,214	18,135
Total current assets	57,834	52,485

Property, plant and equipment – net	16,011	15,140
Long-term receivables – trade and other	3,348	2,142
Long-term receivables – finance	14,402	14,272
Noncurrent deferred and refundable income taxes	2,235	2,882
Intangible assets	409	241
Goodwill	5,905	5,321
Other assets	6,699	6,102
Total assets	$106,843	$98,585

Liabilities
Current liabilities:
Short-term borrowings:
-- Financial Products	$4,855	$5,514
Accounts payable	10,573	8,968
Accrued expenses	6,038	5,587
Accrued wages, salaries and employee benefits	2,663	2,554
Customer advances	5,329	3,314
Dividends payable	—	703
Other current liabilities	3,028	2,798
Long-term debt due within one year:
-- Machinery, Power & Energy	36	35
-- Financial Products	8,144	7,085
Total current liabilities	40,666	36,558

Long-term debt due after one year:
-- Machinery, Power & Energy	10,614	10,678
-- Financial Products	21,552	20,018
Liability for postemployment benefits	3,610	3,838
Other liabilities	8,919	6,175
Total liabilities	85,361	77,267

Shareholders’ equity
Common stock	6,658	7,181
Treasury stock	(56,702)	(49,539)
Profit employed in the business	73,428	65,448
Accumulated other comprehensive income (loss)	(1,901)	(1,772)
Noncontrolling interests	(1)	—
Total shareholders’ equity	21,482	21,318
Total liabilities and shareholders’ equity	$106,843	$98,585

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Nine Months Ended September 30,
	2026	2025
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$9,427	$6,481
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,826	1,664
Provision (benefit) for deferred income taxes	630	300
(Gain) loss on divestiture	139	—
Other	249	509
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(3,761)	(788)
Inventories	(4,118)	(2,015)
Accounts payable	1,752	1,086
Accrued expenses	354	51
Accrued wages, salaries and employee benefits	107	(296)
Customer advances	4,002	1,649
Other assets – net	(251)	(138)
Other liabilities – net	237	(355)
Net cash provided by (used for) operating activities	10,593	8,148
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(2,012)	(1,923)
Expenditures for equipment leased to others	(1,214)	(1,021)
Proceeds from disposals of leased assets and property, plant and equipment	773	544
Additions to finance receivables	(13,123)	(10,964)
Collections of finance receivables	12,149	9,890
Proceeds from sale of finance receivables	56	26
Investments and acquisitions (net of cash acquired)	(893)	(26)
Proceeds from sale of businesses and investments (net of cash sold)	(92)	12
Proceeds from maturities and sale of securities	1,303	1,945
Investments in securities	(1,872)	(1,291)
Other – net	170	(19)
Net cash provided by (used for) investing activities	(4,755)	(2,827)
Cash flow from financing activities:
Dividends paid	(2,148)	(2,043)
Common stock issued, and other stock compensation transactions, net	(131)	(39)
Payments to purchase common stock	(7,745)	(4,850)
Excise tax paid on purchases of common stock	(49)	(73)
Proceeds from debt issued (original maturities greater than three months)	10,490	8,454
Payments on debt (original maturities greater than three months)	(7,495)	(6,205)
Short-term borrowings – net (original maturities three months or less)	(748)	106
Net cash provided by (used for) financing activities	(7,826)	(4,650)
Effect of exchange rate changes on cash	(63)	(23)
Increase (decrease) in cash, cash equivalents and restricted cash	(2,051)	648
Cash, cash equivalents and restricted cash at beginning of period	9,986	6,896
Cash, cash equivalents and restricted cash at end of period	$7,935	$7,544

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2026
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$19,654	$19,654	$—	$—
Revenues of Financial Products	1,028	—	1,261	(233)	1
Total sales and revenues	20,682	19,654	1,261	(233)

Operating costs:
Cost of goods sold	13,332	13,332	—	—
Selling, general and administrative expenses	1,797	1,571	245	(19)	2
Research and development expenses	596	596	—	—
Interest expense of Financial Products	384	—	397	(13)	2
Other operating (income) expenses	359	11	358	(10)	2
Total operating costs	16,468	15,510	1,000	(42)

Operating profit	4,214	4,144	261	(191)

Interest expense excluding Financial Products	129	135	—	(6)	3
Other income (expense)	135	(77)	27	185	4

Consolidated profit before taxes	4,220	3,932	288	—

Provision (benefit) for income taxes	968	899	69	—
Profit of consolidated companies	3,252	3,033	219	—

Equity in profit (loss) of unconsolidated affiliated companies	34	34	—	—

Profit of consolidated and affiliated companies	3,286	3,067	219	—

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	—	—

Profit [5]	$3,287	$3,068	$219	$—

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded between MP&E and Financial Products.
3	Elimination of interest expense recorded between Financial Products and MP&E.
4	Elimination of discount recorded by MP&E on receivables sold to Financial Products and of interest earned between MP&E and Financial Products as well as dividends paid by Financial Products to MP&E.
5	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$16,726	$16,726	$—	$—
Revenues of Financial Products	912	—	1,115	(203)	1
Total sales and revenues	17,638	16,726	1,115	(203)

Operating costs:
Cost of goods sold	11,673	11,675	—	(2)	2
Selling, general and administrative expenses	1,822	1,608	218	(4)	2
Research and development expenses	555	555	—	—
Interest expense of Financial Products	346	—	358	(12)
Other operating (income) expenses	190	(114)	336	(32)	2
Total operating costs	14,586	13,724	912	(50)

Operating profit	3,052	3,002	203	(153)

Interest expense excluding Financial Products	133	136	—	(3)
Other income (expense)	208	25	33	150	3

Consolidated profit before taxes	3,127	2,891	236	—

Provision (benefit) for income taxes	836	773	63	—
Profit of consolidated companies	2,291	2,118	173	—

Equity in profit (loss) of unconsolidated affiliated companies	8	8	—	—

Profit of consolidated and affiliated companies	2,299	2,126	173	—

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	—	—

Profit [4]	$2,300	$2,127	$173	$—

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded by MP&E paid to Financial Products.
3	Elimination of discount recorded by MP&E on receivables sold to Financial Products and of interest earned between MP&E and Financial Products as well as dividends paid by Financial Products to MP&E.
4	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2026
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$55,708	$55,708	$—	$—
Revenues of Financial Products	2,932	—	3,592	(660)	1
Total sales and revenues	58,640	55,708	3,592	(660)

Operating costs:
Cost of goods sold	37,419	37,423	—	(4)	2
Selling, general and administrative expenses	5,631	4,980	690	(39)	2
Research and development expenses	1,749	1,749	—	—
Interest expense of Financial Products	1,091	—	1,127	(36)	2
Other operating (income) expenses	1,156	199	1,014	(57)	2
Total operating costs	47,046	44,351	2,831	(136)

Operating profit	11,594	11,357	761	(524)

Interest expense excluding Financial Products	398	416	—	(18)	3
Other income (expense)	793	185	102	506	4

Consolidated profit before taxes	11,989	11,126	863	—

Provision (benefit) for income taxes	2,693	2,469	224	—
Profit of consolidated companies	9,296	8,657	639	—

Equity in profit (loss) of unconsolidated affiliated companies	131	131	—	—

Profit of consolidated and affiliated companies	9,427	8,788	639	—

Less: Profit (loss) attributable to noncontrolling interests	(2)	(2)	—	—

Profit [5]	$9,429	$8,790	$639	$—

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded between MP&E and Financial Products.
3	Elimination of interest expense recorded between Financial Products and MP&E.
4	Elimination of discount recorded by MP&E on receivables sold to Financial Products and of interest earned between MP&E and Financial Products as well as dividends paid by Financial Products to MP&E.
5	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$45,778	$45,778	$—	$—
Revenues of Financial Products	2,678	—	3,244	(566)	1
Total sales and revenues	48,456	45,778	3,244	(566)

Operating costs:
Cost of goods sold	31,445	31,451	—	(6)	2
Selling, general and administrative expenses	5,109	4,513	623	(27)	2
Research and development expenses	1,586	1,586	—	—
Interest expense of Financial Products	1,008	—	1,026	(18)
Other operating (income) expenses	817	(84)	979	(78)	2
Total operating costs	39,965	37,466	2,628	(129)

Operating profit	8,491	8,312	616	(437)

Interest expense excluding Financial Products	375	385	—	(10)
Other income (expense)	399	(121)	93	427	3

Consolidated profit before taxes	8,515	7,806	709	—

Provision (benefit) for income taxes	2,056	1,878	178	—
Profit of consolidated companies	6,459	5,928	531	—

Equity in profit (loss) of unconsolidated affiliated companies	22	22	—	—

Profit of consolidated and affiliated companies	6,481	5,950	531	—

Less: Profit (loss) attributable to noncontrolling interests	(1)	(2)	1	—

Profit [4]	$6,482	$5,952	$530	$—

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded between MP&E and Financial Products.
3	Elimination of discount recorded by MP&E on receivables sold to Financial Products and of interest earned between MP&E and Financial Products as well as dividends paid by Financial Products to MP&E.
4	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At September 30, 2026
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$7,929	$7,102	$827	$—
Receivables – trade and other	13,440	5,001	497	7,942	1,2
Receivables – finance	11,051	—	19,679	(8,628)	2
Prepaid expenses and other current assets	3,200	2,866	405	(71)	3
Inventories	22,214	22,214	—	—
Total current assets	57,834	37,183	21,408	(757)

Property, plant and equipment – net	16,011	11,728	4,237	46	4
Long-term receivables – trade and other	3,348	2,612	95	641	1,2
Long-term receivables – finance	14,402	—	16,338	(1,936)	2
Noncurrent deferred and refundable income taxes	2,235	2,512	139	(416)	5
Intangible assets	409	409	—	—
Goodwill	5,905	5,905	—	—
Other assets	6,699	4,975	2,812	(1,088)	6
Total assets	$106,843	$65,324	$45,029	$(3,510)

Liabilities
Current liabilities:
Short-term borrowings	$4,855	$—	$4,855	$—
Short-term borrowings with consolidated companies	—	—	500	(500)	9
Accounts payable	10,573	10,489	266	(182)	7
Accrued expenses	6,038	5,322	716	—
Accrued wages, salaries and employee benefits	2,663	2,598	65	—
Customer advances	5,329	5,326	3	—
Dividends payable	—	—	—	—
Other current liabilities	3,028	2,315	803	(90)	5,8,9
Long-term debt due within one year	8,180	36	8,144
Total current liabilities	40,666	26,086	15,352	(772)

Long-term debt due after one year	32,166	10,913	22,552	(1,299)	9
Liability for postemployment benefits	3,610	3,609	1	—
Other liabilities	8,919	7,722	1,693	(496)	5
Total liabilities	85,361	48,330	39,598	(2,567)

Shareholders’ equity
Common stock	6,658	6,658	905	(905)	10
Treasury stock	(56,702)	(56,702)	—	—
Profit employed in the business	73,428	67,958	5,438	32	10
Accumulated other comprehensive income (loss)	(1,901)	(921)	(980)	—
Noncontrolling interests	(1)	1	68	(70)	10
Total shareholders’ equity	21,482	16,994	5,431	(943)
Total liabilities and shareholders’ equity	$106,843	$65,324	$45,029	$(3,510)

1	Elimination of receivables between MP&E and Financial Products.
2	Reclassification of MP&E’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of MP&E's insurance premiums that are prepaid to Financial Products.
4	Reclassification of Financial Products’ other assets to property, plant and equipment.
5	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
6	Elimination of other intercompany assets and liabilities between MP&E and Financial Products.
7	Elimination of payables between MP&E and Financial Products.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between MP&E and Financial Products.
10	Eliminations associated with MP&E’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$9,980	$9,333	$647	$—
Receivables – trade and other	10,920	3,883	657	6,380	1,2
Receivables – finance	10,649	—	17,325	(6,676)	2
Prepaid expenses and other current assets	2,801	2,448	441	(88)	3
Inventories	18,135	18,135	—	—
Total current assets	52,485	33,799	19,070	(384)

Property, plant and equipment – net	15,140	10,985	4,106	49	4
Long-term receivables – trade and other	2,142	1,982	163	(3)	1,2
Long-term receivables – finance	14,272	—	15,538	(1,266)	2
Noncurrent deferred and refundable income taxes	2,882	3,208	133	(459)	5
Intangible assets	241	241	—	—
Goodwill	5,321	5,321	—	—
Other assets	6,102	4,525	2,651	(1,074)	6
Total assets	$98,585	$60,061	$41,661	$(3,137)

Liabilities
Current liabilities:
Short-term borrowings	$5,514	$—	$5,514	$—
Accounts payable	8,968	8,988	268	(288)	7
Accrued expenses	5,587	4,877	710	—
Accrued wages, salaries and employee benefits	2,554	2,494	60	—
Customer advances	3,314	3,311	3	—
Dividends payable	703	703	—	—
Other current liabilities	2,798	2,259	645	(106)	5,8
Long-term debt due within one year	7,120	35	7,085	—
Total current liabilities	36,558	22,667	14,285	(394)

Long-term debt due after one year	30,696	10,955	21,018	(1,277)	9
Liability for postemployment benefits	3,838	3,837	1	—
Other liabilities	6,175	5,162	1,516	(503)	5
Total liabilities	77,267	42,621	36,820	(2,174)

Shareholders’ equity
Common stock	7,181	7,181	905	(905)	10
Treasury stock	(49,539)	(49,539)	—	—
Profit employed in the business	65,448	60,639	4,799	10	10
Accumulated other comprehensive income (loss)	(1,772)	(843)	(929)	—
Noncontrolling interests	—	2	66	(68)	10
Total shareholders’ equity	21,318	17,440	4,841	(963)
Total liabilities and shareholders’ equity	$98,585	$60,061	$41,661	$(3,137)

1	Elimination of receivables between MP&E and Financial Products.
2	Reclassification of MP&E’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of MP&E’s insurance premiums that are prepaid to Financial Products.
4	Reclassification of Financial Products’ other assets to property, plant and equipment.
5	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
6	Elimination of other intercompany assets and liabilities between MP&E and Financial Products.
7	Elimination of payables between MP&E and Financial Products.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between MP&E and Financial Products.
10	Eliminations associated with MP&E’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2026
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$9,427	$8,788	$639	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,826	1,225	601	—
Provision (benefit) for deferred income taxes	630	684	(54)	—
(Gain) loss on divestiture	139	139	—	—
Other	249	158	(429)	520	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(3,761)	(1,146)	113	(2,728)	[1,2]
Inventories	(4,118)	(4,114)	—	(4)	1
Accounts payable	1,752	1,635	11	106	1
Accrued expenses	354	412	(58)	—
Accrued wages, salaries and employee benefits	107	101	6	—
Customer advances	4,002	4,002	—	—
Other assets – net	(251)	(317)	32	34	1
Other liabilities – net	237	(33)	276	(6)	1
Net cash provided by (used for) operating activities	10,593	11,534	1,137	(2,078)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(2,012)	(1,993)	(22)	3	1
Expenditures for equipment leased to others	(1,214)	(16)	(1,207)	9	1
Proceeds from disposals of leased assets and property, plant and equipment	773	55	725	(7)	1
Additions to finance receivables	(13,123)	—	(16,089)	2,966	2
Collections of finance receivables	12,149	—	13,841	(1,692)	2
Net intercompany purchased receivables	—	—	(799)	799	2
Proceeds from sale of finance receivables	56	—	56	—
Collections of intercompany receivables (original maturities greater than three months)	—	—	68	(68)	3
Net intercompany borrowings (original maturities three months or less)	—	(500)	—	500	3
Investments and acquisitions (net of cash acquired)	(893)	(893)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(92)	(92)	—	—
Proceeds from maturities and sale of securities	1,303	590	713	—
Investments in securities	(1,872)	(915)	(957)	—
Other – net	170	242	(72)	—
Net cash provided by (used for) investing activities	(4,755)	(3,522)	(3,743)	2,510
Cash flow from financing activities:
Dividends paid	(2,148)	(2,148)	—	—
Common stock issued, and other stock compensation transactions, net	(131)	(131)	—	—
Payments to purchase common stock	(7,745)	(7,745)	—	—
Excise tax paid on purchases of common stock	(49)	(49)	—	—
Payments on intercompany borrowings (original maturities greater than three months)	—	(68)	—	68	3
Net intercompany borrowings (original maturities three months or less)	—	—	500	(500)	3
Proceeds from debt issued (original maturities greater than three months)	10,490	—	10,490	—
Payments on debt (original maturities greater than three months)	(7,495)	(30)	(7,465)	—
Short-term borrowings – net (original maturities three months or less)	(748)	—	(748)	—
Net cash provided by (used for) financing activities	(7,826)	(10,171)	2,777	(432)
Effect of exchange rate changes on cash	(63)	(71)	8	—
Increase (decrease) in cash, cash equivalents and restricted cash	(2,051)	(2,230)	179	—
Cash, cash equivalents and restricted cash at beginning of period	9,986	9,336	650	—
Cash, cash equivalents and restricted cash at end of period	$7,935	$7,106	$829	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of proceeds and payments to/from MP&E and Financial Products.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$6,481	$5,950	$531	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,664	1,096	568	—
Provision (benefit) for deferred income taxes	300	308	(8)	—
Other	509	431	(412)	490	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(788)	89	102	(979)	[1,2]
Inventories	(2,015)	(2,012)	—	(3)	1
Accounts payable	1,086	1,051	44	(9)	1
Accrued expenses	51	161	(110)	—
Accrued wages, salaries and employee benefits	(296)	(284)	(12)	—
Customer advances	1,649	1,649	—	—
Other assets – net	(138)	(219)	15	66	1
Other liabilities – net	(355)	(475)	176	(56)	1
Net cash provided by (used for) operating activities	8,148	7,745	894	(491)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,923)	(1,920)	(33)	30	1
Expenditures for equipment leased to others	(1,021)	(24)	(1,004)	7	1
Proceeds from disposals of leased assets and property, plant and equipment	544	54	524	(34)	1
Additions to finance receivables	(10,964)	—	(12,668)	1,704	2
Collections of finance receivables	9,890	—	11,347	(1,457)	2
Net intercompany purchased receivables	—	—	(241)	241	2
Proceeds from sale of finance receivables	26	—	26	—
Additions to intercompany receivables (original maturities greater than three months)	—	(1,000)	—	1,000	3
Collections of intercompany receivables (original maturities greater than three months)	—	—	56	(56)	3
Investments and acquisitions (net of cash acquired)	(26)	(26)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	12	12	—	—
Proceeds from maturities and sale of securities	1,945	1,259	686	—
Investments in securities	(1,291)	(510)	(781)	—
Other – net	(19)	43	(62)	—
Net cash provided by (used for) investing activities	(2,827)	(2,112)	(2,150)	1,435
Cash flow from financing activities:
Dividends paid	(2,043)	(2,043)	—	—
Common stock issued, and other stock compensation transactions, net	(39)	(39)	—	—
Payments to purchase common stock	(4,850)	(4,850)	—	—
Excise tax paid on purchases of common stock	(73)	(73)	—	—
Proceeds from intercompany borrowings (original maturities greater than three months)	—	—	1,000	(1,000)	3
Payments on intercompany borrowings (original maturities greater than three months)	—	(56)	—	56	3
Proceeds from debt issued (original maturities greater than three months)	8,454	1,976	6,478	—
Payments on debt (original maturities greater than three months)	(6,205)	(43)	(6,162)	—
Short-term borrowings – net (original maturities three months or less)	106	—	106	—
Net cash provided by (used for) financing activities	(4,650)	(5,128)	1,422	(944)
Effect of exchange rate changes on cash	(23)	(39)	16	—
Increase (decrease) in cash, cash equivalents and restricted cash	648	466	182	—
Cash, cash equivalents and restricted cash at beginning of period	6,896	6,170	726	—
Cash, cash equivalents and restricted cash at end of period	$7,544	$6,636	$908	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of proceeds and payments to/from MP&E and Financial Products.
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